EXHIBIT 99.1

ACME Communications Announces Fourth Quarter and Full-Year 2003 Results

Fourth Quarter Net Revenues Grow 9%; Reports Positive Broadcast Cash Flow for Full-Year; Company Increases Senior Credit Facility to $50 Million

SANTA ANA, Calif., Feb. 18, 2004 (PRIMEZONE) -- ACME Communications, Inc. (Nasdaq:ACME), the nation's fourth largest affiliate group of the WB Television Network, today announced financial results for the fourth quarter and full year ended December 31, 2003.

ACME's net revenues for the fourth quarter increased 9% to $11.2 million compared to net revenues of $10.3 million in the fourth quarter of 2002. Broadcast cash flow for the quarter was $678,000 compared to negative broadcast cash flow of $36,000 for the fourth quarter of 2002. EBITDA (as defined in Supplemental Table 1) improved to negative $152,000 compared to negative $1.2 million in the fourth quarter of 2002. In connection with its annual review of goodwill and broadcast licenses as required under Financial Accounting Standard 142, the Company recorded a $4.0 million impairment in the carrying value of its broadcast licenses, which is reflected as an operating expense. This impairment was the result of the softening demand and challenging revenue environment in one of the Company's smaller markets.

Full-year net revenues increased 20% to $43.3 million compared to net revenues of $36.0 million in calendar 2002. Broadcast cash flow for the full year was $724,000, representing the Company's first ever annual positive broadcast cash flow performance, compared to broadcast cash flow of negative $1.3 million for 2002. EBITDA improved to negative $2.8 million compared to negative $5.3 million for 2002.

The improvement in broadcast cash flow results for the fourth quarter reflects continued ratings-driven revenue growth at eight of the Company's nine stations combined with a moderation in station operating expense growth for the quarter compared to the fourth quarter of 2002. On a same-station basis, excluding the results of WBUW-TV in Madison, which the Company acquired in the fourth quarter of 2002, net revenues and station operating expenses grew 7% and 1%, respectively, for the quarter. Same-station broadcast cash flow improved to $838,000 compared to $83,000 for the fourth quarter of 2002.

The Company's net loss, before taxes, from continuing operations for the fourth quarter of 2003 was $6.2 million compared to a $10.1 million pre-tax net loss from continuing operations in the fourth quarter of 2002. The net loss, before taxes, from continuing operations for the twelve months ended December 31, 2003 was $35.6 million compared to a pre-tax net loss from continuing operations for 2002 of $40.1 million. The reductions in the quarter and full year pre-tax losses from continuing operations relate primarily to the reduced interest expense (net of early extinguishment costs) resulting from the Company's repayment of a significant portion of its debt with the proceeds of the sale of the Company's St. Louis, MO and Portland, OR stations in March 2003, offset by the FCC license impairment charge. The net loss for the fourth quarters of 2003 and 2002 was approximately $7.2 million. Net income for calendar year 2003 was $75.0 million compared to a net loss of $56.0 million, reflecting primarily the gain on sale of discontinued operations, net of tax, and reduced interest expense, net of early extinguishment costs.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "While the advertising market during the fourth quarter remained relatively soft, especially on the national side due to continued economic uncertainties and restrained advertising budgets, most of our stations were able to achieve market revenue share gains. Given the intense competitive pressure by our market peers in trying to replace last year's windfall political revenue, I'm very satisfied with our performance. We enjoyed a solid overall ratings performance at most of our stations during the November 2003 sweeps periods which should continue to fuel our ability to increase shares in our markets. Coupling these strong ratings performances with the moderated expense growth we began to achieve this past quarter, and given the expectations for a strong political year and a rebounding economy, we are optimistic that we will be able to continue to improve our broadcast cash flow in 2004."

Liquidity and Debt

Unrestricted cash on hand as of December 31, 2003 was $1.2 million. The Company's total debt as of December 31, 2003, including obligations for capital leases, was $30.0 million compared to $275.0 million at December 31, 2002. Net debt, net of restricted cash and cash on hand, was $26.8 million at December 31, 2003 compared to $270.2 million at December 31, 2002. On February 17, 2004, the Company exercised its right to increase its senior credit facility from $40 million to $50 million. As of December 31, 2003, the Company had approximately $13.0 million remaining availability under its senior credit facility, not counting the additional $10 million which will become available on February 24, 2004 pursuant to the requested facility increase.

Use of Broadcast Cash Flow, EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow and EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. EBITDA is used as a performance measure and to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility contains certain financial covenants relating to the Company's EBITDA.

Broadcast cash flow and EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to EBITDA; therefore, the Company has included a reconciliation of broadcast cash flow and EBITDA to operating loss in Supplemental Table 1. Because broadcast cash flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow and EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Same station results exclude the results of our December 2002 Madison acquisition. All of our other eight stations have been owned for the entire comparable periods of 2003 and 2002. A reconciliation of selected "As Reported" to "Same Station" operating results is presented in Supplemental Table 3.

First Quarter 2004 Outlook

Based on current first quarter pacings, the Company currently expects its first quarter 2004 revenue and station operating expenses to finish in the range of 8-10% and 3-5%, respectively, above corresponding net revenue and station operating expense for the first quarter of 2003. First quarter broadcast cash flow is expected to improve to $100-200,000 compared to a negative broadcast cash flow of $480,000 for the first quarter of 2003.

Fourth Quarter Conference Call

Senior management of ACME will hold a conference call to discuss its fourth quarter results on Wednesday, February 18, 2004, at 4:30 p.m. EST. To access the conference call, please dial (973) 935-2402. A replay of the conference call will be available through Wednesday, February 25, 2004 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), reservation code 4493578. In addition, the Company will provide a live webcast of the conference call on the Company's website, located at www.acmecommunications.com. The webcast will also be archived on the Company's website for one week.

About ACME Communications

ACME Communications, Inc. owns and operates nine television stations serving markets covering 3.7% of the nation's television households, making the Company the fourth largest affiliate group of The WB Television Network. The Company's stations are: KUWB-TV, Salt Lake City, UT; KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL; WTVK-TV, Ft. Myers-Naples, FL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are WB Network affiliates. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "should", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, the inability to secure Federal Communications Commission approval for construction permits, the possibility of future borrowing limitations under our senior credit facility and the other risk factors set forth in the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission (the "SEC") on September 29, 1999, pursuant to the Securities Act of 1933 and in the Company's 2002 Form 10-K filed with the SEC on April 1, 2003. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations

            (In thousands, except share and per share data)

                           For the                   For the
                     Three Months Ended        Twelve Months Ended
                          December 31,              December 31,
                   ------------------------  ------------------------
                       2003         2002         2003         2002
                   -----------  -----------  -----------  -----------
 Net revenues      $    11,160  $    10,263  $    43,348  $    36,006

 Operating expenses:
  Station operating
   expenses             10,484       10,188       42,819       36,936
  Depreciation and
   amortization          1,274        1,017        4,662        3,981
  Corporate expenses       830        1,174        3,563        3,984
  Impairment of
   broadcast licenses    4,000           --        4,000           --
  Equity-based
   compensation             11           66           46          267
                   -----------  -----------  -----------  -----------
     Operating loss     (5,439)      (2,182)     (11,742)      (9,162)

 Other income (expenses):
  Interest income            6           19          329          125
  Interest expense        (687)      (7,973)     (12,971)     (30,859)
  Loss on early
   extinguishment of
   debt                     (4)          --      (11,054)          --
  Other expense, net       (98)          (9)        (197)        (198)
                   -----------  -----------  -----------  -----------
 Loss from continuing
  operations before
  income taxes          (6,222)     (10,145)     (35,635)     (40,094)
 Income tax benefit
  (expense), continuing
  operations              (949)         708       (2,463)     (24,277)
                   -----------  -----------  -----------  -----------
 Loss from continuing
  operations            (7,171)      (9,437)     (38,098)     (64,370)
 Income (loss) from
  discontinued
  operations
  (including gain on
  disposal), net of
  tax                       22        2,201      113,066        8,394
                   -----------  -----------  -----------  -----------
    Net income
     (loss)             (7,193)      (7,236)      74,968      (55,976)
                   ===========  ===========  ===========  ===========
 Income (loss) per
  share, basic and
  diluted:
   Continuing
    operations     $     (0.43) $     (0.56) $     (2.27) $     (3.84)
   Discontinued
    operations            0.00         0.13         6.75         0.50
                   -----------  -----------  -----------  -----------
    Net income
     (loss)
     per share     $     (0.43) $     (0.43) $      4.47  $     (3.34)
                   ===========  ===========  ===========  ===========
 Basic and diluted
  common shares
  outstanding       16,767,099   16,750,000   16,759,245   16,750,000
                   ===========  ===========  ===========  ===========

 Supplemental Table 1
 --------------------
               ACME Communications Inc. and Subsidiaries
  Reconciliation of Operating Loss to Broadcast Cash Flow and EBITDA
                              (Unaudited)
                            (In Thousands)

                            For the                 For the
                      Three Months Ended      Twelve Months Ended
                          December 31,            December 31,
                      -------------------     ---------------------
                        2003        2002        2003         2002
                      -------     -------     --------     --------
 Operating loss       $(5,439)    $(2,182)    $(11,742)    $ (9,207)
 Add back:
  Equity-based
   compensation            11          66           46          267
  Depreciation and
   amortization         1,274       1,017        4,662        3,981
  LMA Fees                 --          --           --           45
  Amortization of
   program rights       2,731       2,504       10,908        9,109
  Impairment of
   broadcast licenses   4,000          --        4,000           --
  Corporate expenses      830       1,174        3,563        3,984
  Adjusted program
   payments(1)         (2,729)     (2,615)     (10,713)      (9,459)
                      -------     -------     --------     --------
     Broadcast cash
      flow                678         (36)         724       (1,280)
 Less:
  Corporate expenses      830       1,174        3,563        3,984
                      -------     -------     --------     --------
     EBITDA           $  (152)    $(1,210)    $ (2,839)    $ (5,264)

 Broadcast cash
  flow margin(1)          6.1%       -0.4%         1.7%        -3.6%
 EBITDA margin(1)        -1.4%      -11.8%        -6.5%       -14.6%

  (1) We define

 - broadcast cash flow as operating income, plus equity-based compensation, depreciation and amortization (including impairment of intangibles), LMA fees, amortization of program rights, impairment of broadcast licenses and corporate expenses, less program payments - the latter as adjusted to reflect reductions for liabilities relating to expired rights or rights which have been written-off in connection with acquisitions;

 - EBITDA as broadcast cash flow less corporate expenses;

 - broadcast cash flow margin is broadcast cash flow as a
   percentage of net revenues; and

 - EBITDA margin is EBITDA as a percentage of net revenues.

 Supplemental Table 2
 --------------------

              ACME Communications Inc. and Subsidiaries
               Selected Comparative Balance Sheet Data

                                               As of
                                  ---------------------------------
                                  December 31,         December 31,
                                      2003                 2002
                                    --------             --------
                                           (In thousands)

 Cash(1)                            $  1,197             $  1,860
 Total debt(2)                      $ 30,006             $275,001
 Total debt, net of cash
   and restricted cash              $ 26,825             $270,231

 (1) Cash excludes cash restricted as collateral under capital lease facilities of $2.0 million at December 31, 2003 and
     $2.9 million at December 31, 2002.

 (2) Total debt includes the Company's 10 7/8% Senior Discount
     Notes (zero at December 31, 2003), 12% Senior Secured Notes
     (zero at December 31, 2003), notes payable under its revolving credit facility and capital lease obligations.

 Supplemental Table 3
 --------------------

              ACME Communications Inc. and Subsidiaries
          Reconciliation of "As Reported" to "Same Station"
                      Selected Operating Results
                             (Unaudited)
                            (In Thousands)

                                    For the             For the
                              Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                                ----------------    ----------------
                                 2003      2002       2003     2002
                                -------  -------    -------  -------
 Net Revenue:
  As reported                   $11,160  $10,263    $43,348  $36,006
  Less: Madison Station             356      216      1,257      216
                                -------  -------    -------  -------
   Same station net revenues    $10,804  $10,047    $42,091  $35,790
                                -------  -------    -------  -------
 Station Operating Expenses:
  As reported                   $10,484  $10,188    $42,819  $36,936
  Less: Madison Station             529      336      1,884      337
                                -------  -------    -------  -------
   Same station operating
    expenses                    $ 9,955  $ 9,852    $40,935  $36,599
                                -------  -------    -------  -------
 Broadcast Cash Flow:
  As reported                   $   678  $    33    $   724  $(1,280)
  Less: Madison Station
   (negative BCF)                   160      119        595      120
                                -------  -------    -------  -------
   Same station broadcast
      cash flow                 $   838  $    83    $ 1,319  $(1,160)
                                -------  -------    -------  -------

CONTACT:
ACME Communications, Inc.
Tom Allen
Executive Vice President/CFO
714/245-9499

Brainerd Communicators, Inc.
Chris Plunkett or Todd St. Onge
212/986-6667